                                                                     EXHIBIT 3.1

                  PREMIERE TECHNOLOGIES REINCORPORATION, INC.

                           ARTICLES OF INCORPORATION

                                   ARTICLE I
                                     NAME
                                     ----

     The name of the Corporation is Premiere Technologies Reincorporation, Inc.

                                  ARTICLE II
                                    PURPOSE
                                    -------

     The Corporation is being formed in connection with the reincorporation of Premiere Technologies, Inc. from a Florida corporation to a Georgia corporation, pursuant to an Agreement and Plan of Merger between Premiere Technologies, Inc. and the Corporation. The Corporation is organized for the purpose of transacting any and all lawful business authorized and not prohibited by the Georgia Business Corporation Code (the "Code"), as the same may from time to time be amended, and to have and to exercise all power necessary, convenient or incidental to carrying out such business.

                                  ARTICLE III
                                 CAPITALIZATION
                                 --------------

     The Corporation shall have authority, exercisable by its Board of Directors, to issue up to 150,000,000 shares of common stock, par value $.01 per share ("Common Stock"), and 5,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"), any part or all of which shares of Preferred Stock may be established and designated from time to time by the Board of Directors, in such series and with such preferences, limitations and relative rights as may be determined by the Board of Directors.

     The first series, designated as Series A Preferred Stock (the "Series A Preferred"), will consist of 128,983 shares and will have the preferences, voting powers, relative, participating, optional or other special rights and privileges, and the qualifications, limitations and restrictions as shown on EXHIBIT "A" attached hereto and incorporated herein by reference.

                                   ARTICLE IV
                      INITIAL REGISTERED OFFICE AND AGENT
                      -----------------------------------

     The street address and county of the initial registered office of the Corporation shall be at 3399 Peachtree Road, N.E., The Lenox Building, Suite 400, Atlanta, Fulton County, Georgia 30326. The initial registered agent of the Corporation at such address shall be Patrick G. Jones.

                                   ARTICLE V
                                  INCORPORATOR
                                  ------------

     The name and address of the incorporator are as follows:

                            Jeffrey A. Allred, Esq.
                               400 Colony Square
                    1201 Peachtree Street, N.E., Suite 2200
                             Atlanta, Georgia 30361

                                   ARTICLE VI
                      MAILING ADDRESS OF PRINCIPAL OFFICE
                      -----------------------------------

     The mailing address of the initial principal office of the Corporation is as follows:

                           3399 Peachtree Road, N.E.
                               The Lenox Building
                                   Suite 400
                             Atlanta, Georgia 30326

                                  ARTICLE VII
                                   DIRECTORS
                                   ---------

     The initial number of directors of the Corporation shall be five, which number may be increased or decreased pursuant to the Bylaws of the Corporation. The persons who will serve as the initial directors are George W. Baker, Sr., Robert A. Jetmundsen, Boland T. Jones, Eduard J. Mayer and D. Gregory Smith.

                                  ARTICLE VIII
                        LIMITATION ON DIRECTOR LIABILITY
                        --------------------------------

     No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of the duty of care or any other duty as a director, except that such liability shall not be eliminated for:

             (i) any appropriation, in violation of the director's duties, of any business opportunity of the Corporation;

             (ii) acts or omissions that involve intentional misconduct or a knowing violation of law;

             (iii) liability under Section 14-2-832 (or any successor provision or redesignation thereof) of the Code; and

             (iv) any transaction from which the director received an improper personal benefit.

     If at any time the Code shall have been amended to authorize the further elimination or limitation of the liability of a director, then the liability of each director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Code, as so amended, without further action by the shareholders, unless the provisions of the Code, as amended, require further action by the shareholders.

     Any repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect the elimination or limitation of liability or alleged liability pursuant hereto of any director of the Corporation for or with respect to any alleged act or omission of the director occurring prior to such repeal or modification.

                                   ARTICLE IX
                              OTHER CONSTITUENCIES
                              --------------------

     In discharging the duties of their respective positions and in determining what is believed to be in the best interests of the Corporation, the Board of Directors, committees of the Board of Directors, and individual directors, in addition to considering the effects of any action on the Corporation or its shareholders, may consider the interests of the employees, customers, suppliers and creditors of the Corporation and its subsidiaries, the communities in which offices or other establishments of the Corporation and its subsidiaries are located, and all other factors such directors consider pertinent. This provision solely grants discretionary authority to the directors and shall not be deemed to provide to any other constituency any right to be considered.

     IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation as of the 6th day of December, 1995.
                        ---


                                       /s/ Jeffrey A. Allred
                                       ---------------------
                                       Jeffrey A. Allred, Esq., Incorporator

                                  EXHIBIT "A"

     Preferences, Limitations and Rights of Series A Preferred:


     (1)  DIVIDENDS AND DISTRIBUTIONS.
          ---------------------------

           (a) The holders of shares of Series A Preferred shall be entitled to receive dividends at a rate of eight percent (8%) of the Conversion Value (as defined in Section 3(a) below) per annum per share of Series A Preferred, which shall be fully cumulative, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock) or other distribution on any other class or series of Preferred Stock or the Common Stock of the Corporation (and excluding any stock splits and subdivisions for which an adjustment is made under Section 3(d)(vi)(1) below). The dividend(s) payable hereunder shall be payable annually on March 31 of each year (each an "Annual Dividend Date") commencing on March 31, 1996, except that if any such date is a Saturday, Sunday or legal holiday (a "Non-Business Day") then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday on which banks in the State of Georgia are permitted to be closed (a "Business Day") to holders of record as they appear on the stock books of the Corporation on the applicable record date, which shall be not more than 60 nor less than 10 days preceding the payment date for such dividends, as fixed by the Board of Directors (the "Record Date"). The foregoing dividend on the Series A Preferred shall accrue from the date of issuance of each share, but shall be payable only when, as and if declared by the Board of Directors out of funds legally available therefor. The dividend shall be payable in cash, except as otherwise provided in the next paragraph. In addition to the above dividends, each person who is a holder of record of Series A Preferred at the time of the initial issuance of shares of Series A Preferred by the Corporation shall be entitled to receive a one-time supplemental dividend per share of Series A Preferred in an amount equal to the dividend which would have accrued on a share of Series A Preferred had such share been issued on January 18, 1994, and remained outstanding until the day prior to the date of initial issuance, with the dividend computed at the rate of eight percent (8%) of the Conversion Value per annum per share of Series A Preferred. The supplemental dividend shall be payable in cash, except as otherwise provided in the next paragraph, on the Annual Dividend Date occurring on March 31, 1996, or the next following Business Day. The supplemental dividend shall be payable only when, as and if declared by the Board of Directors out of funds legally available therefor. All subsequent references herein to dividends on the Series A Preferred shall include such supplemental dividend. The amount of dividends payable for any period that is shorter or longer than a full annual dividend shall be computed on the basis of a 360-day year of twelve 30-day months. All accrued but unpaid dividends shall accrue interest after each Annual Dividend Date at a rate of eight percent (8%) per annum (compounded on an annual basis) from each Annual Dividend Date.

     The Board of Directors of the Corporation may, within sixty (60) days after each Annual Dividend Date, elect (the "Dividend Election") to pay the annual cash dividends payable for such year on such Annual Dividend Date in shares of Common Stock (the "Payments-in-Kind") rather than cash. If such an election is made, the Corporation shall promptly notify the holders of record of the Series A Preferred entitled to such annual dividend of the election to make the Payments-in-Kind in lieu of cash dividends for such Annual Dividend Date. A Dividend Election for any particular Annual Dividend Date shall operate only for such Annual Dividend Date. Payments-in-Kind shall be payable as of the Annual Dividend Date of each year for which the election is made, except that if such date is a Non-Business Day then such Payment-in-Kind shall be payable as of the next Business Day to holders of record as they appear on the stock books of the Corporation on the applicable Record Date. Each Payment-in-Kind shall be equal in amount to be that number of shares of Common Stock that is equal in number to the aggregate cash dividend payable on any such dividend date divided by the Conversion Value (as defined in Section 3(a) below), and shall be allocated on a pro rata basis to each holder entitled to receive such dividend. Certificates representing the shares of Common Stock issuable on payment of any Payment-in-Kind shall be delivered to each holder entitled to receive such Payment-in-Kind (in appropriate denominations) on or before the ninetieth (90th) day following the Annual Dividend Date for which such Payment-in-Kind is elected to be made hereunder. No interest shall accrue on a Payment-in-Kind issued in compliance with the terms hereof. If a Payment-in-Kind is not made in compliance with the terms hereof, the Corporation shall be obligated to pay the cash dividends under the procedures in the previous paragraph.

           (b) Notwithstanding Section l(a) hereof, the Corporation may at any time, out of funds legally available therefor, repurchase shares of Common Stock of the Corporation (i) issued to or held by employees, directors or consultants of the Corporation or its subsidiaries upon termination of their employment or services, pursuant to any agreement providing for such right of repurchase, or
(ii) issued to or held by any person subject to the Corporation's right of first refusal to purchase such shares where the purchase is pursuant to the exercise of such right of first refusal, in either case whether or not dividends on the Series A Preferred Stock shall have been declared and paid or funds set aside therefor, subject to any other contractual restrictions entered into by the Corporation.

     (2) LIQUIDATION RIGHTS.  In the event of any liquidation, dissolution or
         ------------------
winding up of the Corporation, whether voluntary or involuntary, distributions shall be made to the holders of Series A Preferred in respect of such Series A Preferred before any amount shall be paid to the holders of any other class or series of capital stock of the Corporation, in the following manner:

           (a) SERIES A PREFERRED.  The holders of the Series A Preferred shall
               ------------------
be entitled to be paid first out of the assets of the Corporation available for distribution to holders of its capital stock an amount per share equal to (i) the Conversion Value (as defined in Section 3(a) below), as appropriately adjusted to reflect any stock split, stock dividend, combination, recapitalization and the like (collectively a "Recapitalization") of the Series A Preferred, plus (ii) all accrued or declared but unpaid dividends (including any interest accrued thereon calculated through the date of liquidation). If, upon the occurrence of a liquidation, dissolution or winding up, the assets and funds thus distributed among the holders of the Series A Preferred shall be insufficient to permit the payment to such holders of their full liquidation preferences, then the entire assets and funds of the Corporation legally available for distribution to the holders of capital stock shall. be distributed ratably among the holders of the Series A Preferred.

           (b) REMAINING ASSETS.  If assets are remaining after payment of the
               ----------------
full preferential amount with respect to the Series A Preferred set forth in
Section 2(a) above, then the holders of any other class or series of Preferred Stock, if any, shall be entitled to their respective preferential amounts on liquidation, and thereafter the holders of the Common Stock shall be entitled to share ratably in all such remaining assets and surplus funds based on the number of shares of Common Stock held by each.

           (c) EVENTS DEEMED A LIQUIDATION.  For purposes of this Section 2, the
               ---------------------------
holders of a majority of the Series A Preferred may elect, as part of any approval of such class required under Section 8 below, to have treated as a liquidation, dissolution or winding up of the Corporation the consolidation or merger of the Corporation with or into any other corporation or the sale or other transfer in a single transaction or a series of related transactions of all or substantially all of the assets of the Corporation, or any other reorganization of the Corporation, unless the stockholders of the Corporation immediately prior to any such transaction are holders of a majority of the voting securities of the surviving or acquiring corporation immediately thereafter (and for purposes of this calculation equity securities which any stockholder or the Corporation owned immediately prior to such merger or consolidation as a stockholder of another party to the transaction shall be disregarded).

           (d) VALUATION OF SECURITIES AND PROPERTY.  In the event the
               ------------------------------------
Corporation proposes to distribute assets other than cash in connection with any liquidation, dissolution or winding up of the Corporation, the value of the assets to be distributed to the holders of shares of Series A Preferred shall be determined in good faith by the Board of Directors. Any securities not subject to investment letter or similar restrictions on free marketability shall be valued as follows:

             (i) If traded on a national securities exchange or the Nasdaq National Market System ("Nasdaq"), the value shall be deemed to be the average of the security's closing prices on such exchange or Nasdaq over the thirty (30) day period ending three (3) days prior to the distribution;

             (ii) If actively traded over-the-counter (other than Nasdaq), the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

             (iii) If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board of Directors.

The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in clauses (i), (ii) or (iii) to reflect the fair market value thereof as determined in good faith by the Board of Directors. The holders of at least 50% of the outstanding Series A Preferred shall have the right to challenge any determination by the Board of Directors of fair market value pursuant to this Section 2(d), in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the Board of Directors and the challenging parties, the cost of such appraisal to be borne equally by the Corporation and the challenging parties.

     (3) CONVERSION.  The holders of the Series A Preferred have conversion
         ----------
rights as follows (the "Conversion Rights"):

           (a) RIGHT TO CONVERT.  Each share of Series A Preferred shall
               ----------------
initially be convertible, at the option of the holder thereof, at any time on or after the earlier of (i) January 18, 1997, (ii) the date the Corporation becomes subject to the periodic reporting requirements of the Securities Act of 1934, as amended, (iii) the date the Corporation enters into a transaction for a consolidation or merger of the Corporation into any other corporation or the sale or other transfer in a single transaction or series of related transactions of all or substantially all of the assets of the Corporation which will result in the exchange of each share of Series A Preferred (or shares issuable upon conversion thereof) for cash or property with a value (as defined in Section 2(d) of at least two times the Conversion Value (as defined herein) on or prior to January 18, 1996, and at least three times the Conversion Value if after such date (a "Qualified Merger"), or (iv) the giving by the Corporation of the Redemption Notice under Section 5 below (each of the foregoing an "Eligible Conversion Date"), but not later than on or prior to the second day prior to such date, if any, as may have been fixed for the redemption thereof in any call for redemption pursuant to Section 5 below, at the principal office of the Corporation or any transfer agent for the Series A Preferred, into the number of fully paid and nonassessable shares of Common Stock which results from dividing the Conversion Price (as hereinafter specified) per share in effect for such series at the time of conversion into the per share Conversion Value (as hereinafter specified) of such series. The initial Conversion Price of the Series A Preferred shall be $31.012 per share, and the Conversion Value of the Series A Preferred shall be $31.012 per share. The initial Conversion Price of the Series A Preferred shall be subject to adjustment from time to time as provided in Section 3(d) hereof. The Conversion Value shall not be subject to adjustment (except in connection with a Recapitalization). Upon conversion, all accrued or declared but unpaid dividends (including any interest accrued thereon calculated as of the date of conversion) on the Series A Preferred shall be paid in cash, to the extent permitted by applicable law.

           (b) AUTOMATIC CONVERSION.  Each share of Series A Preferred shall
               --------------------
automatically be converted into shares of Common Stock upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of securities for the account of the Corporation to the public, (i) the net proceeds of which exceed $10,000,000 at a price per share to the public of at least $10, and (ii) the aggregate value of the shares of Common Stock issuable on conversion of each share of Series A Preferred is at least two times the Conversion Value if prior to or on January 18, 1996, and at least three times the Conversion Value after such date. Upon conversion, all accrued or declared but unpaid dividends (including any interest accrued thereon calculated as of the date of conversion) on the Series A Preferred shall be paid in cash, to the extent permitted by applicable law.

           (c) MECHANICS OF CONVERSION.  Before any holder of Series A
               -----------------------
Preferred shall be entitled to convert the same into shares of Common Stock and to receive certificates therefor, he or she shall surrender the certificate or certificates therefor, duly endorsed, at the principal office of the Corporation or of any transfer agent for the Series A Preferred, and shall give written notice to the Corporation at such office that he or she elects to convert the same; provided, however, that in the event of an automatic conversion pursuant
      --------  -------
to Section 3(b) hereof, the outstanding shares of Series A Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; and provided further that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless and until the certificates evidencing such shares of Series A Preferred are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver at such office to such holder of Series A Preferred, a certificate or certificates for the number of shares of Common Stock to which he or she shall be entitled as aforesaid and a check payable to the holder in the amount of any accrued or declared but unpaid dividends (including any interest accrued thereon calculated as of the date of conversion) payable pursuant to Section I hereof, if any. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred to be converted, or, in the case of automatic conversion, immediately prior to the occurrence of the event leading to such automatic conversion, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. In the event of a notice of redemption of any shares of Series A Preferred pursuant to Section 5 below, the conversion rights shall terminate as to the shares designated for redemption at the close of business on the second day preceding the redemption date, unless default is made in payment of the redemption price, in which case the conversion rights for such shares shall continue until such payment. If the Corporation fails to pay all such dividends (and interest thereon) within twenty (20) days of the date of conversion, the holder entitled to such dividends (and interest thereon) may elect to have the Corporation issue to such holder, in lieu of such cash payment, additional shares of Common Stock calculated by dividing the total amount payable on such date by the Conversion Value.

           (d) ADJUSTMENTS TO CONVERSION PRICE.
               -------------------------------

             (i) SPECIAL DEFINITIONS.  For purposes of this Section 3(d), the
                 -------------------
     following definitions shall apply:

               (1) "OPTION" shall mean rights, options or warrants to subscribe
                    ------
     for, purchase or otherwise acquire either Common Stock or Convertible Securities.

               (2) "CONVERTIBLE SECURITIES" shall mean any evidences of
                    ----------------------
     indebtedness, shares or other securities convertible into or exchangeable for Common Stock.

               (3) "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares of
                    ---------------------------------
     Common Stock issued (or, pursuant to Section 3(d)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                 (A) upon conversion of shares of Series A Preferred;

                 (B) pursuant to a stock grant, option plan or purchase plan, other employee stock incentive program or agreement, not to exceed 320,260 shares, net of repurchases and cancellations and expirations (without exercise) of Options;

                 (C) as a dividend or distribution on Series A Preferred;

                 (D) in a transaction described in Section 3(d)(vi); or

                 (E) by way of dividend or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (A), (B), (C), (D), or this clause (E).

               (4) "ORIGINAL ISSUANCE DATE" shall mean the date on which the
                    ----------------------
     first share of Series A Preferred was issued.

             (ii)  NO ADJUSTMENT OF CONVERSION PRICE.  No adjustment in the
                   ---------------------------------
     Conversion Price of the Series A Preferred shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price for the Series A Preferred in effect on the date of, and immediately prior to, such issue.

             (iii) DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON STOCK.
                   -------------------------------------------------

               (1) OPTIONS AND CONVERTIBLE SECURITIES.  In the event the
                   ----------------------------------
     Corporation at any time or from time to time after the Original Issue Date shall issue any Options (other than the issuance of Options pursuant to the Corporation's Option Pool of 25,000 shares of Common Stock, and the issuance of Options in replacement or substitution of the Options issued prior to the Original Issue Date) or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto
     -------
     without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the exercise of such Options and conversion or exchange of such Convertible Securities shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 3(d)(v) hereof) of such Additional Shares of Common Stock would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                 (A) except as provided in Section 3(d)(iii)(1)(B), no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                 (B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Corporation, or change in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (other than under or by reason of provisions designed to protect against dilution), the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities; and

                 (C) no readjustment pursuant to clause (B) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (1) the Conversion Price on the original adjustment date or (2) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

             (iv) ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE OF ADDITIONAL
                  ----------------------------------------------------------
     SHARES OF COMMON STOCK.  In the event the Corporation shall issue
     ----------------------
     Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3(d)(iii)) without consideration or for a consideration per share less than the Conversion Price of the Series A Preferred in effect on the date of and immediately prior to such issue (such issuance price being referred to herein as the "Dilution Price"), then and in each such event the Conversion Price of the Series A Preferred shall be reduced to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, for the purposes of this Section 3(d)(iv), all shares of Common Stock issuable upon conversion of all outstanding Series A Preferred and other classes or series of Preferred Stock and all outstanding Options (provided such Options have an exercise price below the Conversion Price of the Series A Preferred immediately prior to such issue) and Convertible Securities shall be deemed to be outstanding, and, immediately after any Additional Shares of Common Stock are deemed issued pursuant to Section 3(d)(iii) such Additional Shares of Common Stock shall be deemed to be outstanding.

             (v) DETERMINATION OF CONSIDERATION.  For purposes of this
                 ------------------------------
     Section 3(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

               (1) CASH AND PROPERTY:  Such consideration shall:
                   -----------------

                 (A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation;

                 (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined by the Board of Directors in the good faith exercise of its reasonable business judgment; and

                 (C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined by the Board of Directors in the good faith exercise of its reasonable business judgment.

               (2) OPTIONS AND CONVERTIBLE SECURITIES.  The consideration per
                   ----------------------------------
     share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 3(d)(iii)(1), relating to Options and Convertible Securities, shall be determined by dividing

                 (A) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                 (B) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

             (vi)  OTHER ADJUSTMENTS.
                   -----------------

                 (1) SUBDIVISIONS, COMBINATIONS, OR CONSOLIDATIONS OF COMMON
                     -------------------------------------------------------
     STOCK.  In the event the outstanding shares of Common Stock shall be
     -----
     subdivided, combined or consolidated, by stock split, stock dividend, combination or like event, into a greater or lesser number of shares of Common Stock, the Conversion Price of the Series A Preferred in effect immediately prior to such subdivision, combination, consolidation or stock dividend shall, concurrently with the effectiveness of such subdivision, combination or consolidation, be proportionately adjusted.

                 (2) RECLASSIFICATIONS. In the case, at any time after the date
                     -----------------
     hereof, of any capital reorganization or any reclassification of the stock of the Corporation (other than as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger (A) in which the Corporation is the continuing entity and which does not result in any change in the Common Stock or (B) which is treated as a liquidation pursuant to Section 2(c)), the shares of the Series A Preferred shall, after such reorganization, reclassification, consolidation or merger be convertible into the kind and number of shares of stock or other securities or property of the Corporation or otherwise to which such holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation or merger he had converted his shares of the Series A Preferred into Common Stock. The provisions of this clause 3(d)(vi)(2) shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers.

             (e) CERTIFICATE AS TO ADJUSTMENTS.  Upon the occurrence of each
                 -----------------------------
adjustment or readjustment of the Conversion Price of the Series A Preferred pursuant to this Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price of the Series A Preferred at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred.

             (f) STATUS OF CONVERTED STOCK.  In case any shares of Series A
                 -------------------------
Preferred shall be converted pursuant to Section 3 hereof, the shares so converted shall be canceled, shall not be reissuable and shall cease to be a part of the authorized capital stock of the Corporation.

             (g) FRACTIONAL SHARES.  In lieu of any fractional shares to which
                 -----------------
the holder of Series A Preferred would otherwise be entitled upon conversion, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of Common Stock as determined by the Board of Directors in the good faith exercise of its reasonable business judgment.

             (h)  MISCELLANEOUS.
                  -------------

               (i) All calculations under this Section 3 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

               (ii) The holders of at least 50% of the outstanding Series A Preferred shall have the right to challenge any determination by the Board of Directors of fair market value pursuant to this Section 3, in which case such determination of fair market value shall be made by an independent appraiser selected jointly by the Board of Directors and the challenging parties, the cost of such appraisal to be borne equally by the Corporation and the challenging parties.

               (iii) No adjustment in the Conversion Price of the Series A Preferred need be made if such adjustment would result in a change in such Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in such Conversion Price.

             (i) NO IMPAIRMENT.  The Corporation will not through any
                 -------------
reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series A Preferred against impairment.

             (j) RESERVATION OF STOCK ISSUABLE UPON CONVERSION.  The
                 ---------------------------------------------
Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

           (4) VOTING RIGHTS.  Except as otherwise required by law or by
               -------------
Section 8 hereof, the holders of all Series A Preferred issued and outstanding, in the aggregate, shall be entitled to the number of votes equal to (a) sixteen percent (16%) of the number of shares of Common Stock at the record date for determination of the stockholders entitled to vote on such matters, minus (b) the number of votes attributable to shares of Common Stock previously issued upon conversion of such Series A Preferred, if any, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, such votes to be counted together with all other shares of stock of the Corporation having general voting power and not separately as a class. Fractional votes by the holders of Series A Preferred shall not, however, be permitted, and any fractional voting rights shall (after aggregating all shares into which shares of Series A Preferred held by each holder could be converted) be rounded to the nearest whole number.

           (5)  REDEMPTION.
                ----------

             (a) At any time after January 18, 1996, the Corporation may, by giving a Notice of Redemption (as defined below), elect to redeem all (and not less than all) of the Series A Preferred outstanding on the Redemption Date (as defined below) out of funds legally available therefor. The Corporation shall pay in cash therefor a sum per share equal to three times the Conversion Value, together with all accrued or declared but unpaid dividends (including any interest accrued thereon) calculated as of the earlier of (i) ten (10) days following the Notice of Redemption or (ii) the date of conversion of the Series A Preferred pursuant to Section 5(b)(ii) with respect to such shares as of the date of the redemption (collectively the "Redemption Value").

            (b) Any notice of redemption (the "Notice of Redemption") given by the Corporation shall be delivered by mail, first class postage prepaid, to each holder of record (at the close of business on the business day preceding the day on which notice is given) of Series A Preferred, at the address last shown on the records of the Corporation for such holder or given by the holder to the Corporation, for the purpose of notifying such holder of the redemption to be effected. The Notice of Redemption shall specify a date (the "Redemption Date") between 45 and 75 days after the mailing of the Notice of Redemption on which the Series A Preferred then outstanding shall be redeemed and the place at which payment may be obtained, which shall be the principal offices of the Corporation or such other place as shall be mutually agreeable to the Corporation and holders of a majority of the Series A Preferred. The Notice of Redemption shall call upon each holder of Series A Preferred to either (i) surrender to the Corporation, in the manner and at the place designated, such holder's certificate or certificates representing the shares to be redeemed or (ii) convert such Series A Preferred into Common Stock prior to the Redemption Date in accordance with the provisions of Section 3 above.

             (c) On the Redemption Date, the Corporation shall pay by cash or check to the order of the person whose name appears on the certificate or certificates of the Series A Preferred that (i) shall not have been converted pursuant to Section 3 hereof and (ii) shall have been surrendered to the Corporation in the manner and at the place designated in the Notice of Redemption, the Redemption Value, and thereupon each surrendered certificate shall be canceled.

             (d) If the funds of the Corporation legally available for redemption of the Series A Preferred are insufficient to redeem the total number of shares of Series A Preferred outstanding on the Redemption Date, the Corporation shall not have the right to redeem any of the Series A Preferred.

             (e) From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Value, all rights of the holders of shares of Series A Preferred (except the right to receive the Redemption Value subsequent to the Redemption Date upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

           (6) NOTICES OF RECORD DATE.  In the event of any taking by the
               ----------------------
Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

           (7) NOTICES.  Any notice required by the provisions of the Articles
               -------
of Incorporation to be given to the holders of Series A Preferred shall be deemed given when deposited in the United States mail, postage prepaid, and addressed to each holder of record at his or her address appearing on the books of the Corporation.

           (8) PROTECTIVE PROVISIONS.
               ---------------------

             (a) APPROVAL OF CERTAIN TRANSACTIONS WHILE ANY SERIES A PREFERRED
                 -------------------------------------------------------------
IS OUTSTANDING.  So long as any shares of Series A Preferred are outstanding,
--------------
the Corporation shall not, without first obtaining the approval of the holders of at least a majority of the Series A Preferred then outstanding, voting as a separate class, take any action that:

               (i) alters the rights, preferences or privileges of the Series A Preferred;

               (ii) increases or decreases the authorized number of shares of Series A Preferred or any series of Preferred Stock of the Corporation;

               (iii) creates any new class or series of shares that has a preference over or is on a parity with the Series A Preferred with respect to voting, dividends or liquidation preferences;

               (iv) reclassifies stock into shares having a preference over or parity with the Series A Preferred with respect to voting, dividends or liquidation preferences;

               (v) authorizes any dividend or other distribution with respect to the Common Stock (other than a dividend payable in Common Stock or as authorized by Section 1);

               (vi) repurchases, redeems or retires any shares of capital stock of the Corporation other than pursuant to contractual rights to repurchase shares of Common Stock held by employees, directors or consultants of the Corporation or its subsidiaries upon termination of their employment or services or pursuant to the exercise of a contractual right of first refusal held by the Corporation.

           (b) APPROVAL OF CERTAIN TRANSACTIONS AS LONG AS AT LEAST 64,492
               -----------------------------------------------------------
SERIES A PREFERRED OUTSTANDING.  As long as at least 64,492 shares of Series A
------------------------------
Preferred are outstanding (as adjusted for any Recapitalization), the Corporation shall not, without first obtaining the approval of the holders of at least a majority of the Series A Preferred then outstanding, voting as a separate class, take any action that:

               (i) results in the consolidation or merger with or into any other corporation (other than a merger approved under Section 8(b)(iv) below) or the sale or other transfer in a single transaction or a series of related transactions of all or substantially all of the assets of the Corporation, or otherwise results in the reorganization of the Corporation; provided, however, that no such approval shall be necessary if any of the
     --------
     above transactions results in cash proceeds or equity securities that are freely tradeable on a recognized public market to the holders of Series A Preferred of a value of at least (i) two times the Conversion Value if such transaction(s) occurs prior to or on January 18, 1996, or (ii) three times the Conversion Value if after such date (as adjusted for any Recapitalization);

             (ii) materially changes the business of the Corporation to a business outside the field of telecommunications;

             (iii) issues any Common Stock or other security of the Corporation exchangeable, convertible or exercisable into any of the capital stock of the Corporation, except pursuant to the stock or option plans permitted under Section 3(d)(B);

             (iv) involves the acquisition, by merger or otherwise, by the Corporation of assets or securities valued at more than $1,000,000 in one or a series of related transactions;

             (v) requires the Corporation to incur any indebtedness in excess of that obtained under credit facilities from credit sources regularly engaged in lending for working capital purposes, except for the refinancing of any existing indebtedness and trade payables (including acquisitions of equipment) in the ordinary course of business;

             (vi) consummates any material transaction with an "affiliate" (as such term is used under the Securities Act of 1933, as amended) of the Corporation; or

             (vii) increases management compensation to Boland T. Jones, D. Gregory Smith or Leonard DeNittis by more than ten percent (10%) of the amounts permitted by their respective employment agreements in effect on the date of these Articles of Incorporation.

                              ARTICLES OF MERGER
                                      OF
                         PREMIERE TECHNOLOGIES, INC.,
                             A FLORIDA CORPORATION
                                      AND
                 PREMIERE TECHNOLOGIES REINCORPORATION, INC.,
                             A GEORGIA CORPORATION


Pursuant to the respective provisions of the Florida Business Corporation Act and the Georgia Business Corporation Code, the corporations herein named do hereby adopt the following Articles of Merger.

                                       1.

     Annexed hereto as Exhibit "A" and made a part hereof is the Agreement and Plan of Merger for merging PREMIERE TECHNOLOGIES, INC., a Florida corporation ("Premiere"), with and into PREMIERE TECHNOLOGIES REINCORPORATION, INC., a Georgia corporation ("Premiere Reincorporation"), as adopted by the Board of Directors of Premiere on December 6, 1995, and adopted by the Board of Directors of Premiere Reincorporation on December 6, 1995.

                                       2.

     The shareholders of Premiere entitled to vote thereon approved and duly adopted the Agreement and Plan of Merger on December 16, 1995, and the sole shareholder of Premiere Reincorporation approved and duly adopted the Agreement and Plan of Merger on December 6, 1995.

                                       3.

     The merger of Premiere with and into Premiere Reincorporation is permitted by the laws of Georgia (the jurisdiction of organization of Premiere Reincorporation) and has been authorized in compliance with such laws.

                                       4.

     The merger of Premiere with and into Premiere Reincorporation is permitted by the laws of Florida (the jurisdiction of organization of Premiere) and has been authorized in compliance with such laws.

                                       5.

     Pursuant to the Agreement and Plan of Merger, Article I of the Articles of Incorporation of Premiere Reincorporation, shall, at the effective time of the merger of

Premiere with and into Premiere Reincorporation and without any further act or action of Premiere Reincorporation, be amended to read: "The name of the Corporation is Premiere Technologies, Inc."

     IN WITNESS WHEREOF, the undersigned corporations have executed these Articles of Merger this 18th day of December, 1995.

                              Premiere Technologies, Inc. a Florida corporation

                              By:    /s/ Boland T. Jones
                                     -------------------
                                     Boland T. Jones, President


                              Attest:    /s/ Patrick G. Jones
                                         --------------------
                                         Patrick G. Jones, Assistant Secretary

                                            [CORPORATE SEAL]


                              Premiere Technologies Reincorporation, Inc. a Georgia corporation

                              By:    /s/ Boland T. Jones
                                     -------------------
                                     Boland T. Jones, President


                              Attest:    /s/ Patrick G. Jones
                                         --------------------
                                         Patrick G. Jones, Secretary

                                             [CORPORATE SEAL]

                                   EXHIBIT A
                                   ---------


                          Agreement and plan of Merger

                             ARTICLES OF AMENDMENT
                          TO ARTICLES OF INCORPORATION
                         OF PREMIERE TECHNOLOGIES, INC.



1.  The name of the Corporation is Premiere Technologies, Inc.

2. Article III of the Articles of Incorporation of the Corporation are amended to designate a new series of the preferred stock, par value $.01 per share, of the Corporation, as follows:

          "The second series of preferred stock, par value $.01 per share, shall be designated as Series B Voting Preferred Stock ("Series B Voting Preferred"), will consist of one (1) share, and will have the preferences, voting powers, relative, participating, optional or other special rights and privileges, and the qualifications, limitations and restrictions as shown on EXHIBIT "B" attached hereto and incorporated herein by reference."

3.  The amendment was adopted on April 28, 1997.

4.  The amendment was duly adopted by the board of directors of the Corporation.


                                     PREMIERE TECHNOLOGIES, INC.

                                     By:  /s/ Patrick G. Jones
                                          --------------------
                                          Patrick G. Jones
                                          Senior Vice President-Finance and
                                          Legal

                                  EXHIBIT "B"

PREFERENCES, LIMITATIONS AND RIGHTS OF SERIES B VOTING PREFERRED:

1. Dividends. The holder of Series B Voting Preferred shall not be entitled to receive any dividends declared and paid by the Corporation.

2. Voting Rights. Except as otherwise required by law or the Articles of Incorporation, (i) the holder of record of the share of Series B Voting Preferred shall have a number of votes equal to the number of votes that the holders of the outstanding Exchangeable Non-Voting Shares ("Exchangeable Shares") of Voice-Tel Canada Limited, a wholly-owned subsidiary of the Corporation (the "Subsidiary") from time to time, which are not owned by the Corporation, any of its subsidiaries or any person directly or indirectly controlled by or under common control of the Corporation, would be entitled to if all such Exchangeable Shares were exchanged by the holders thereof for shares of the Common Stock of the Corporation pursuant to the terms of the Exchangeable Shares, in each case for the election of directors and on all matters submitted to a vote of the shareholders of the Corporation, and (ii) in respect of all matters concerning the voting of shares, the Series B Voting Preferred and the Common Stock of the Corporation shall vote as a single class.

3. Liquidation Preference. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, and subject to any prior rights of holders of shares of preferred stock ranking senior to the Series B Voting Preferred, the holder of the share of Series B Voting Preferred shall be paid an amount equal to $1.00, together with payment to any class of stock ranking equally with the Series B Voting Preferred, and before payment shall be made to holders of any stock ranking on liquidation junior to the Series B Voting Preferred (such amount payable with respect to the Series B Voting Preferred being referred to as the Series B Voting Preferred Liquidation Preference Payment").

4. Cancellation. At such time as the Series B Voting Preferred has no votes attached to it because there are no Exchangeable Shares of the Subsidiary outstanding which are not owned by the Corporation, any of its subsidiaries or any person directly or indirectly controlled by or under common control of the Corporation, and there are no shares of stock, debt, options or other agreements of the Subsidiary which could give rise to the issuance of any Exchangeable Shares of the Subsidiary to any person (other than the Corporation, any of its subsidiaries or any person directly or indirectly controlled by or under common control of the Corporation), the Series B Voting Preferred shall be canceled without any action required by the holder thereof or the Corporation.

                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                          PREMIERE TECHNOLOGIES, INC.


1. The name of the corporation is: Premiere Technologies, Inc., a Georgia corporation (hereinafter called the "Corporation"), which hereby certifies as
                                     -----------
follows:

2. Article III of the Amended and Restated Articles of Incorporation is hereby amended to designate a new series of the preferred stock, par value $.01 per share, of the Corporation as follows:

          1.  Series C Junior Participating Preferred Stock.  There is hereby
              ---------------------------------------------
established a series of Preferred Stock, par value $.01 per share, of the Corporation, and the designation and certain terms, powers, preferences and other rights of the shares of such series, and certain qualifications, limitations and restrictions thereon, are hereby fixed as follows:

             (i) The distinctive serial designation of this series shall be "Series C Junior Participating Preferred Stock" (hereinafter called "this Series"). Each share of this Series shall be identical in all respects with the other shares of this Series except as to the dates from and after which dividends thereon shall be cumulative.

             (ii) The number of shares in this Series shall initially be 500,000, which number may from time to time be increased or decreased (but not below the number then outstanding) by the Board of Directors. Shares of this Series purchased by the Corporation shall be canceled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series. Shares of this Series may be issued in fractional shares, which fractional shares shall entitle the holder, in proportion to such holder's fractional share, to all rights of a holder of a whole share of this Series.

             (iii) The holders of full or fractional shares of this Series shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds legally available therefor, dividends, (A) on each date that dividends or other distributions (other than dividends or distributions payable in Common Stock of the Corporation) are payable on or in respect of Common Stock comprising part of the Reference Package (as defined below), in an amount per whole share of this Series equal to the aggregate amount of dividends or other distributions (other than dividends or distributions payable in Common Stock of the Corporation) that would be payable on such date to a holder of the Reference Package and (B) on the last day of March, June, September and December in each year, in an amount per whole share of this Series equal to the excess (if any) of $1.00 over the aggregate dividends paid per whole share of this Series during the three-month period ending on such last day. Each such dividend shall be paid to the holders of record of shares of this Series on the date, not exceeding sixty days preceding such dividend or distribution payment date, fixed for that purpose by the Board of Directors in advance of payment of each particular dividend or distribution. Dividends on each full and each fractional share of this Series shall be cumulative from the date such full or fractional share is originally issued; provided that any such full or fractional share originally issued after a dividend record date and on or prior to the dividend payment date to which such record date relates shall not be entitled to receive the dividend payable on such dividend payment date or any amount in respect of the period from such original issuance to such dividend payment date.

          The term "Reference Package" shall initially mean 1000 shares of Common Stock, par value $0.01 per share ("Common Stock"), of the Corporation. In the event the Corporation shall at any time (A) declare or pay a dividend on any Common Stock payable in Common Stock, (B) subdivide any Common Stock or (C) combine any Common Stock into a smaller number of shares, then and in each such case the Reference Package after such event shall be the Common Stock that a holder of the Reference Package immediately prior to such event would hold thereafter as a result thereof.

          Holders of shares of this Series shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on this Series.

          So long as any shares of this Series are outstanding, no dividend (other than a dividend in Common Stock or in any other stock ranking junior to this Series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock ranking junior to this Series as to dividends or upon liquidation, nor shall any Common Stock nor any other stock of the Corporation ranking junior to or on a parity with this Series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to this Series as to dividends and upon liquidation), unless, in each case, the full cumulative dividends (including the dividend to be due upon payment of such dividend, distribution, redemption, purchase or other acquisition) on all outstanding shares of this Series shall have been, or shall contemporaneously be, paid.

             (iv) In the event of any merger, consolidation, reclassification or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of this Series shall at the same time be similarly exchanged or changed in an amount per whole share equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, that a holder of the Reference Package would be entitled to receive as a result of such transaction.

             (v) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of full and fractional shares of this Series shall be entitled, before any distribution or payment is made on any date to the holders of the Common Stock or any other stock of the Corporation ranking junior to this Series upon liquidation, to be paid in full an amount per whole share of this Series equal to the greater of
(A) $1.00 or (B) the aggregate amount distributed or to be distributed prior to such date in connection with such liquidation, dissolution or winding up to a holder of the Reference Package (such greater amount being hereinafter referred to as the "Liquidation Preference"), together with accrued dividends to such distribution or payment date, whether or not earned or declared. If such payment shall have been made in full to all holders of shares of this Series, the holders of shares of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.

          In the event the assets of the Corporation available for distribution to the holders of shares of this Series upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to the first paragraph of this Section (v), no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the shares of this Series upon such liquidation, dissolution or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series, ratably in proportion to the full distributable, amounts for which holders of all such parity shares are respectively entitled upon such liquidation, dissolution or winding up.

          Upon the liquidation, dissolution or winding up of the Corporation, the holders of shares of this Series then outstanding shall be entitled to be paid out of assets of the Corporation available for distribution to its shareholders all amounts to which such holders are entitled pursuant to the first paragraph of this Section (v) before any payment shall be made to the holders of Common Stock or any other stock of the Corporation ranking junior upon liquidation to this Series.

          For the purposes of this Section (v), the consolidation or merger of, or binding share exchange by, the Corporation with any other corporation shall not be deemed to constitute a liquidation, dissolution or winding up of the corporation.

             (vi)  The shares of this Series shall not be redeemable.

             (vii) In addition to any other vote or consent of shareholders required by law or by the Amended and Restated Articles of Incorporation, as amended, of the Corporation, each whole share of this Series shall, on any matter, vote as a class with any other capital stock comprising part of the Reference Package and voting on such matter and shall have the number of votes thereon that a holder of the Reference Package would have.


3.   The amendment was adopted on June 23, 1998.

4. The foregoing amendment did not require shareholder approval. The foregoing amendment was duly approved by the Board of Directors of the Corporation on June 23, 1998.


                                     /s/ Patrick G. Jones
                                     --------------------
                                     Patrick G. Jones
                                     Senior Vice President
                                     Chief Legal Officer
                                     Corporate Secretary